SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2008

MINISTRY PARTNERS INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Securities Holders.

On December 11, 2008, the shareholders of Ministry Partners Investment Corporation (the “Company”) approved the adoption of a Plan of Conversion (the “Plan”) pursuant to which the Company would be converted from a California organized corporation to a limited liability company organized under California law.  The Plan was approved by the Company’s common stock holders and holders of Class I and Class II Preferred Stock at a Special Meeting of Stockholders held at the Company’s offices in Brea, California.

With the conversion of the Company from a California corporation to a California limited liability company, the Company’s common stock holders will become Class A Members and its holders of Class I and II Stock will become holders of Series A Units in the converted limited liability company.  The rights, privileges and obligations relating to the issuance of Class A Units and Series A Units are set forth in the Operating Agreement and Series A Certificate, copies of which were filed as exhibits to a Current Report on Form 8-K filed on December 22, 2008, and are incorporated by reference in this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2008, the Company filed Articles of Organization - Conversion with the Secretary of State of the State of California (the “Articles of Organization”).  Pursuant to the Articles of Organization, the Company has been converted by operation of law from a California organized corporation to a limited liability company organized under California law.  With the filing of the Articles of Organization, the Company’s name has been changed to “Ministry Partners Investment Company, LLC”.

The Company will be managed by a group of managers, each of whom previously served as members of the Board of Directors of the converting California corporation.  Under its Operating Agreement, the Company has initially authorized the creation of two classes of common equity interests consisting of Class A and Class B Units.  A maximum of 1,000,000 common units have been authorized for issuance.  In addition, the Company has authorized a maximum of 2,000,000 preferred units that may be issued under the Operating Agreement.  The Company has also authorized the creation of a series of preferred units known as the Series A Units and has set aside a maximum of 1,000,000 Series A Units that may be issued under this Certificate.  The terms and conditions of the Operating Agreement were filed as Exhibit 2.3 to the Company Current Report on Form 8-K filed on December 22, 2008 and is incorporated by reference in this Item 5.03.

Under the Plan of Conversion adopted by its common stock holders and Class I and Class II Stock holders, voting separately as a class, each holder of a share of Class I and Class II Stock will receive one Series A Unit in exchange for their shares of Class I or Class II Stock and each holder of our common stock will receive one Class A Unit for each share of common stock owned.  With the adoption of the Company’s Plan of Conversion and approval of the Operating Agreement, the Company’s common stock holders will hold substantially similar voting rights and privileges as Class A members in the converted limited liability company and our Class I and Class II Stock holders will receive Series A Units that have voting rights that substantially mirror the rights, preferences and privileges of the converting corporation’s Class I Stock.  The Series A Preferred Unit Certificate was filed as Exhibit 2.4 to the Company Current Report on Form 8-K filed on December 22, 2008 and is incorporated by reference in this Item 5.03.

Item 9.01.  Financial Statements and Exhibits

(d)           The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit
2.1	Plan of Conversion*
2.2	Articles of Organization - Conversion*
2.3	Operating Agreement*
2.4	Series A Preferred Unit Certificate*
*Previously filed as exhibits with and as part of the Company Current Report on Form 8-K filed on December 22, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 7, 2008	MINISTRY PARTNERS INVESTMENT
CORPORATION

/s/ Billy M. Dodson
Billy M. Dodson
President